Exhibit 99.1

RYMAN HOSPITALITY PROPERTIES, INC. ANNOUNCES CLOSING OF PRIVATE OFFERING OF $600 MILLION OF 4.500% SENIOR NOTES DUE 2029 AND EXPIRATION AND RESULTS OF TENDER OFFER FOR 2023 NOTES

NASHVILLE, Tenn. (February 17, 2021) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”) announced today that its subsidiaries, RHP Hotel Properties, LP (the “Operating Partnership”) and RHP Finance Corporation (together with the Operating Partnership, the “Issuers”), completed the previously announced private placement of $600 million aggregate principal amount of 4.500% senior notes due 2029 (the “notes”). The notes are senior unsecured obligations of the Issuers and are guaranteed by the Company and the Operating Partnership’s subsidiaries that guarantee the Company’s senior secured credit facility, the 5.00% senior unsecured notes due 2023 (the “2023 Notes”) and the 4.750% senior unsecured notes due 2027. The aggregate net proceeds from the sale of the notes are expected to be approximately $591 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

The notes were offered only to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Company also announced today the expiration and results of the Issuers’ previously announced cash tender offer (the “Tender Offer”) for any and all of the 2023 Notes, which expired at 5:00 p.m., New York City time, on February 16, 2021 (the “Expiration Time”). As of the Expiration Time, $161,946,000 aggregate principal amount of 2023 Notes, or approximately 40.49% of the aggregate principal amount of 2023 Notes outstanding, had been validly tendered and not validly withdrawn, excluding $18,449,000 aggregate principal amount of 2023 Notes tendered pursuant to the guaranteed delivery procedures (the “Guaranteed Delivery Procedures”) described in the Offer to Purchase dated February 9, 2021 (the “Offer to Purchase”). Holders (as defined in the Offer to Purchase) who indicated by the Expiration Time that they will deliver their 2023 Notes through the Guaranteed Delivery Procedures must deliver their 2023 Notes by 5:00 p.m., New York City time, on February 18, 2021. The complete terms and conditions of the Tender Offer were set forth in the Offer to Purchase, the related letter of transmittal and the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery”).

The Issuers today accepted for purchase and paid for all the 2023 Notes validly tendered in the Tender Offer at or prior to the Expiration Time and not validly withdrawn before the Expiration Time. Holders of 2023 Notes who validly tendered (and did not validly withdraw) their 2023 Notes in the Tender Offer at or prior to the Expiration Time received in cash $1,005.00 per $1,000 principal amount of 2023 Notes (the “Purchase Price”) validly tendered and accepted for purchase pursuant to the Offer to Purchase, plus accrued and unpaid interest from the October 15, 2020 interest payment date for the 2023 Notes up to, but not including, the settlement date, February 17, 2021 (the “Settlement Date”). With respect to the 2023 Notes tendered and accepted for purchase pursuant to the Guaranteed Delivery Procedures, the Holders of such 2023 Notes will receive payment of the Purchase Price for such 2023 Notes, plus accrued and unpaid interest from the October 15, 2020 interest payment date for the 2023 Notes up to, but not including, the Settlement Date, on the settlement date for the 2023 Notes tendered pursuant to a Notice of Guaranteed Delivery, which is expected to be February 19, 2021.  All accrued and unpaid interest on the 2023 Notes from the October 15, 2020 interest payment date up to, but not including, the Settlement Date will cease to accrue on the Settlement Date for all 2023 Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the Notice of Guaranteed Delivery.

J.P Morgan Securities LLC served as dealer manager for the Tender Offer and D.F. King & Co., Inc. served as the tender agent and information agent for the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-4087 (collect). Questions regarding the Tender Offer should be directed to D.F. King & Co., Inc. by calling (212) 269-5550 (for banks and brokers), or (866) 829-0542 (for all others toll free), or emailing rhp@dfking.com.

The Issuers used a portion of the net proceeds from the offering of the notes to repurchase the 2023 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including the payment of accrued and unpaid interest, and costs and expenses in connection with the Tender Offer. The Issuers intend to use a significant portion of the remaining net proceeds from the offering to redeem the 2023 Notes that remain outstanding following the completion of the Tender Offer, in accordance with the indenture governing the 2023 Notes, including the payment of all accrued interest and costs and expenses in connection with the redemption of such 2023 Notes, and to repay all or a portion of the borrowings outstanding under the Company’s senior secured revolving credit facility. The Company will use any remaining proceeds for general corporate purposes.

This press release does not constitute an offer to buy nor a solicitation of an offer to sell any 2023 Notes or any other securities of the Issuers, nor shall it constitute a notice of redemption under the indenture governing the 2023 Notes, nor will there be any offer or sale of any 2023 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture partnership with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary.

* The Company owns the Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” regarding the amount and the Company’s intended use of proceeds from the completed private placement and the planned redemption of the 2023 Notes. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
615-316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President of Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
615-316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com